SUB-ITEM 77Q1(a)3

                                                 MFS SERIES TRUST XII

                                         MFS LIFETIME RETIREMENT INCOME FUND
                                                MFS LIFETIME 2010 FUND
                                                MFS LIFETIME 2020 FUND
                                                MFS LIFETIME 2030 FUND
                                                MFS LIFETIME 2040 FUND

The Investment Advisory Agreement, dated July 26, 2005, is contained in Registrant's (File Nos. 333-126328 and 811-21780), Pre-Effective Amendment No.1 to the Registration Statement filed with the Securities and Exchange Commission via EDGAR on September 27, 2005, under the Securities Act of 1933.Such document is incorporated herein by reference.